XL CAPITAL
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS 000S OF U.S. DOLLARS

                                                 -----------------------------------------------------------------------------------
                                                                          RE-PRESENTED   RE-PRESENTED   RE-PRESENTED   RE-PRESENTED
                                                 -----------------------------------------------------------------------------------
                                                   NINE
                                                  MONTHS         YR END       YR END         YR END        YR END         YR END
                                                  30-SEP         31-DEC       31-DEC         31-DEC        31-DEC         31-DEC
                                                   2005           2004         2003           2002          2001           2000
                                                ---------      ---------     ---------     ---------     ---------      ---------
EARNINGS:
       Pre-tax (loss) income from
          continuing operations                  (545,041)       994,978       323,169       392,903      (833,916)       376,734
       Fixed charges                              316,031        341,967       286,935       209,343       130,020         82,609
       Distributed income of equity investees      31,653        152,701       124,888        23,335         3,662          4,987
                                                ---------      ---------     ---------     ---------     ---------      ---------
       Subtotal                                  (197,357)     1,489,646       734,992       625,581      (700,234)       464,330
       Less: Minority interest                      6,765          8,387         9,264        13,371         2,113          1,093
             Preference share dividend             30,240         40,321        40,321         9,620            --             --
                                                ---------      ---------     ---------     ---------     ---------      ---------

       TOTAL (LOSS) EARNINGS                     (234,362)     1,440,938       685,407       602,590      (702,347)       463,237
                                                =========      =========     =========     =========     =========      =========

FIXED CHARGES:
       Interest costs                             123,847        143,647       110,179       113,060        48,013         41,029
       Accretion of deposit liabilities           151,953        148,587       123,750        77,382        77,285         35,561
       Rental expense at 30% (1)                    9,991          9,412        12,685         9,281         4,722          6,019
                                                ---------      ---------     ---------     ---------     ---------      ---------
       TOTAL FIXED CHARGES                        285,791        301,646       246,614       199,723       130,020         82,609

       Preference share dividends                  30,240         40,321        40,321         9,620            --             --
                                                ---------      ---------     ---------     ---------     ---------      ---------

       TOTAL FIXED CHARGES AND PREF DIVIDENDS     316,031        341,967       286,935       209,343       130,020         82,609
                                                =========      =========     =========     =========     =========      =========

Ratio of Earnings to Fixed Charges                   (0.8)           4.8           2.8           3.0          (5.4)           5.6
                                                ---------      ---------     ---------     ---------     ---------      ---------

Ratio of Earnings to Fixed Charges &
  Preference Dividends                               (0.7)           4.2           2.4           2.9          (5.4)           5.6
                                                ---------      ---------     ---------     ---------     ---------      ---------

DEFICIENCY                                        550,393            N/A           N/A           N/A       832,367            N/A
                                                ---------      ---------     ---------     ---------     ---------      ---------

Notes

(1)  30% represents a reasonable approximation of the interest factor

(2) For the nine months ended September 30, 2005 and year ended December 31, 2001, earnings were insufficient to cover fixed charges by $550.4 million and $832.4 million, respectively.